Exhibit 10.2



               FIRST AMENDMENT TO AGREEMENT DATED AUGUST 3, 1999


         Amendment dated as of September 3, 1999 (this "Amendment") to the Agreement dated August 3, 1999 (the "Agreement") among Medtech Diagnostics, Inc. ("Medtech"), AbTech Industries, Inc. ("AbTech") and Catalyst Financial Corp.

         WHEREAS, the parties desire to amend certain provisions of the Agreement, and to confirm the continuing effectiveness of the Agreement as so amended,

         NOW, THEREFORE, in consideration of the foregoing, and the mutual terms and provisions hereinbelow set forth, it is agreed, as follows:

         1. Modification of Indebtedness Reduction Provisions. In order to allow AbTech the ability to borrow additional funds to meet working capital needs up to the date of the Initial Closing, Section 1(a) is amended to read as follows:

                           (a) AbTech will reduce its outstanding indebtedness, exclusive of its accounts payable, accrued liabilities, capital leases and the note due to HGI to not more that $300,000 by converting such indebtedness into not more than 775,000 shares of its common stock (the "Debt Conversion"). In addition to the $300,000 of outstanding indebtedness described above, AbTech shall be entitled to incur additional bridge-loan debt of up to $225,000, excluding any loans made to AbTech by Med Tech pursuant to Section 4 hereof, for purposes of meeting AbTech's working capital needs through the date of the Initial Closing(as defined herein).

         2. Modification of Interim Financing Provisions. In recognition of the fact that Medtech has made two loans to AbTech in the respective principal amounts of $150,000 and $20,000, instead of one $150,000 loan, as contemplated by the provisions of Section 4(a) of the Agreement, said section is hereby amended to read, as follows:

                           "(a) In order to assist AbTech in meeting its obligations prior to the Merger, Medtech has made two loans to AbTech in the respective principal amounts of $150,000 and $20,000. Such loans
         (i) are unsecured; (ii) are to be used by AbTech as working capital;
         (iii) bear interest at the rate of 10% per annum; and (iv) shall be cancelled upon consummation of the Merger, or if the Merger is not consummated on or before March 31, 2000, such loans shall mature on said date."

             3. Extension of Deadline for Completion of Debt Conversion. Section 4(b) of the Agreement is hereby amended to read, as follows:

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                           "(b) Anything contained in Section 4(a) to the
         contrary notwithstanding, (i) in the event that AbTech does not successfully complete the Debt Conversion on or before September 17, 1999, the unpaid principal amount of said loan, together with all accrued, but unpaid interest thereon, shall become due and payable on September 24, 1999 without further notice or action required on the part of Medtech or the Placement Agent; and (ii) in the events that AbTech successfully completes the Debt Conversion on or before September 17, 1999, but (A) refuses to execute, for any reason, the Merger Agreement after it has been executed by Medtech; and/or (B) terminates the Offering after such loan has been made and prior to the Initial Closing, the unpaid principal amount of said loan, together with all accrued, but unpaid interest thereon, and a break-up fee payable to the Placement Agent in the amount of $100,000 shall thereupon become immediately due and payable without further notice or action required on the part of Medtech or the Placement Agent."

            4. Continuation of Effectiveness of Agreement. The parties hereby confirm that the Agreement, as amended by the provisions of this Amendment, continues to be in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement as of the date first above written.


                                         ABTECH INDUSTRIES, INC.

                                         By: /S/ Glenn R. Rink
                                            -------------------------------
                                            Glenn R. Rink, President

                                         MEDTECH DIAGNOSTICS, INC.

                                         By: /S/ Steven N. Bronson
                                            -------------------------------
                                            Steven N. Bronson, President

                                         CATALYST FINANCIAL CORP.

                                         By: /S/ Steven N. Bronson
                                            -------------------------------
                                            Steven N. Bronson, President